FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

BY-LAWS

OF

FIRST SECURITY BENEFIT LIFE INSURANCE AND
ANNUITY COMPANY OF NEW YORK
(Adopted November 11, 1994)
 (Last Amended September 27, 2007)

ARTICLE I

NAME, LOCATION AND PURPOSE

SECTION 1.  NAME.  The name of this Corporation is First Security Benefit Life Insurance and Annuity Company of New York.

SECTION 2.  PURPOSE.  The purpose for which the Corporation is formed is to make contracts of insurance of any and all kinds as set forth in the Charter.  (Revised 3/10/05)

ARTICLE II

SHAREHOLDERS

SECTION 1.  PLACE OF MEETINGS.  Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

SECTION 2.  ANNUAL MEETING.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Friday in April or, if such day shall be a legal holiday, then on the next succeeding business day.

SECTION 3.  NOTICE OF ANNUAL MEETING.  Notice of the annual meeting shall be given to each shareholder entitled to vote at least ten days prior to, but not more than fifty days before, the meeting.

SECTION 4.  SPECIAL MEETINGS.  Special meetings of the shareholders for any purpose or purposes may be called at any time and place as shall be stated in the notice of the special meeting, for such purpose or purposes as may be stated in the notice of said meeting made by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

SECTION 5.  NOTICE OF SPECIAL MEETING.  Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to, but not more than fifty days before, the meeting.  The notice shall also set forth at whose direction it is being issued.

SECTION 6.  QUORUM.  At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Charter.

SECTION 7.  ADJOURNED MEETINGS.  Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present.  No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 8.  VOTING.  At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his or her name.

SECTION 9.  PROXIES.  Every proxy must be dated and signed by the shareholder or by his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein.  Every proxy shall be revocable at the will of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

SECTION 10.  ACTION BY WRITTEN CONSENT OF SHAREHOLDERS.  Whenever, by any provision of statute or of the Charter or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.  NUMBER AND QUALIFICATIONS.  The affairs and business of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than nine (9) or more than twenty-one (21) directors, who shall hold office for the term of one year and until their successors are elected and qualify.  The number of directors shall be increased to not less than thirteen (13) within one year following the end of the calendar year in which the Corporation’s admitted assets exceed $1.5 billion.  At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any such company controlling, controlled by, or under common control with the Corporation, and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company (hereinafter referred to as “Non-Affiliated Directors”).  The number of directors shall be determined by a majority vote of the entire Board of Directors and may be increased or decreased from time to time, within the limits prescribed in this section, by vote of the shareholder at any special meeting.  At all times a majority of the directors shall be citizens and residents of the United States and not less than two thereof shall be residents of the State of New York.  Directors shall be at least 18 years of age but need not be shareholders.  (amended March 9, 2004)

SECTION 2.  POWERS.  The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, consistent with the laws of the State of New York, the Charter and these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Charter or by these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 3.  MEETING, QUORUM, ACTION WITHOUT MEETING.  Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum be in attendance.  Except as may be otherwise provided by the Charter or by the Business Corporation Law of the State of New York, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.  At least one Non-Affiliated Director must be included within any quorum for the transaction of business at any meeting of the Board.  (amended March 9, 2004)

Meetings of the Board of Directors shall take place on such dates and at such times as may be established by a resolution adopted by the Board.  The Chairperson of the Board (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, five days’ notice of which shall be given by mail, or two days’ notice personally or by telegraph or cable, to each director.  (amended March 9, 2004)

Any one or more members of the Board of any Committee thereof may participate in any meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.  (amended March 9, 2004)

Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if time is of the essence and all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.  Such action shall not be taken in lieu of regular meetings of the Board of Directors established as provided in this Section 3.  (amended March 9, 2004)

SECTION 4.  VACANCIES, REMOVAL.  Except as otherwise provided in the Charter or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

Any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Corporation entitled to vote, present in person or by proxy, at any meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board.  A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of shareholders or at a regular or special meeting of the Board of Directors.

SECTION 5.  COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee of three (3) members, or other committee or committees, each consisting of three (3) or more members, at least one-third of whom shall be Non-Affiliated Directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.  A quorum shall be a majority of the members of the committee, provided that a quorum for a committee consisting of three (3) members shall consist of all three (3) members and provided further that any quorum shall include at least one (1) Non-Affiliated Director.

SECTION 6.  COMPENSATION.  The Board of Directors may fix a reasonable compensation to be paid to directors for attending meetings of the Board of Directors, provided such directors are not salaried officers or employees of the Corporation.

ARTICLE IV

OFFICERS

SECTION 1.  ELECTION OF EXECUTIVE OFFICERS.  The executive officers of the Corporation may include the President, Vice President (number to be determined by the directors), Secretary and Treasurer, elected annually by the directors, who shall hold office at the pleasure of the directors.  In addition, the Board of Directors may elect a Chairperson of the Board of Directors.  Except for the offices of President and Secretary, any two offices or more may be held by one person.

SECTION 2.  OTHER OFFICERS.  The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

SECTION 3.  THE CHAIRPERSON OF THE BOARD.  The Chairperson of the Board of Directors, if one be elected, shall, when present, preside at all meetings of the Board of Directors, and of the shareholders, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee.

SECTION 4.  THE PRESIDENT.  The President, who may, but need not, be a director, shall, in the absence or non-election of a Chairperson of the Board, preside at all meetings of the shareholders and directors.  He or she shall be the chief executive officer of the Corporation.  While the directors are not in session, he or she shall have general management and control of the business and affairs of the Corporation.  He or she shall from time to time report to the Board of Directors any information and recommendations concerning the business or affairs of the Corporation which my be proper or needed, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and services, not inconsistent with law or these By-Laws, as pertain to this office or as are required by the Board of Directors.

SECTION 5.  THE VICE PRESIDENT.  The Vice President, or if there be more than one, the Senior or Executive Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

SECTION 6.  THE TREASURER.  The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; he or she shall receive and give receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity; he or she shall enter regularly in books to be kept by him or her for that purpose, full and accurate accounts of all moneys received and paid out by him or her on account of the Corporation, and he or she shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

SECTION 7.  ASSISTANT TREASURERS.  The Assistant Treasurers, in order of their seniority, shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his or her inability to act, and have such other powers and duties as they may be assigned or directed to perform.

SECTION 8.  THE SECRETARY.  The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he or she shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he or she shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he or she shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he or she shall perform all other duties incident to the office of Secretary.

SECTION 9.  ASSISTANT SECRETARIES.  The Assistant Secretaries, in order of their seniority, shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his or her inability to act, and have such other powers and duties as they may be assigned or directed to perform.

SECTION 10.  COMPENSATION.  The compensation of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him or her from receiving a salary as an officer, or from voting upon the resolution providing the same.

SECTION 11.  VACANCIES.  All vacancies occurring among any of the offices shall be filled by the Board of Directors.  In the case of a temporary disability or absence of any officer, the Board of Directors may designate an incumbent for the time being, who during such incumbency shall have the powers of such officer.  Any officer may be removed at any time by the affirmative vote of a majority of the directors present at a special meeting of directors called for the purpose.

ARTICLE V

COMMITTEES

SECTION 1.  EXECUTIVE COMMITTEE.  The Board of Directors may appoint an executive committee consisting of three (3) members of the Board of Directors of the Corporation.  The executive committee shall have such power and possess such authority as the Board of Directors shall, by by-laws or by resolution, vest in it subject to any limitations of law.  All vacancies in the membership of this committee shall be filled by the Board of Directors.  The Board of Directors may remove any member of the executive committee for cause by a majority vote of all the directors.  The executive committee shall have and is hereby granted full power and authority to conduct and control the business of the Corporation between meetings of the Board of Directors except as otherwise limited by the Board of Directors or any provisions of law.  Action of the executive committee shall be by majority vote of the quorum.  The executive committee shall meet as such time, date or place as it may at its discretion determine, and shall keep minutes of its meetings.

SECTION 2.  AUDIT COMMITTEE.  The Board of Directors shall appoint a committee consisting of three (3) or more directors, all of whom shall be Non-Affiliated Directors.  The committee’s duties shall include: recommending the selection of independent certified public accountants, reviewing the company’s financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director, evaluating the performance of the Corporation’s principal officers and recommending to the Board of Directors the selection and compensation of such principal officers, and recommending to the Board of Directors any plan to issue options to its officers or employees for the purchase of shares of stock.

SECTION 3.  OTHER COMMITTEES.  The Board of Directors by resolution or resolutions, may designate one or more other committees.  Each such committee shall consist of three (3) or more directors of the Corporation and shall have and may exercise such powers as vested in the committee by the Board of Directors.  These committees shall have such name or names as the Board of Directors shall determine.  The existence of any such committee may be terminated, or its powers and authority modified at any time by resolution of the Board of Directors.

SECTION 4.  COMPENSATION.  The Board of Directors may fix a reasonable compensation to be paid to directors for attending meetings of committees, provided such directors are not salaried officers or employees of the Corporation.

ARTICLE VI

CAPITAL STOCK

SECTION 1.  FORM AND EXECUTION OF CERTIFICATES.  Certificates of stock shall be in such form as required by the Business Corporation Law of the State of New York and as shall be adopted by the Board of Directors.  They shall be numbered and registered in the order issued; shall be signed by the Chairperson or a Vice Chairperson of the Board (if any) or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof.  When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

SECTION 2.  TRANSFER.  Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.  Transfer of fractional shares shall not be made upon the records or books of the Corporation, nor shall certificates for fractional shares be issued by the Corporation.

SECTION 3.  LOST OR DESTROYED CERTIFICATES.  The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

SECTION 4.  RECORD DATE.  In lieu of closing the books of the Corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for any other purpose.

ARTICLE VII

CORPORATE FUNDS AND SECURITIES

SECTION 1.  DEPOSITS OF FUNDS.  Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors or Executive Committee may determine and, when authorized by the Board of Directors or Executive Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors or Executive Committee may direct.

SECTION 2.  WITHDRAWALS OF FUNDS.  All disbursements of the funds of the Company shall be made by check, draft or other order signed by such officers or agents of the Company as the Board of Directors or Executive Committee may from time to time authorized to sign the same.

SECTION 3.  SALE AND TRANSFER OF SECURITIES.  All sales and transfers of securities shall be made by any member of the Executive Committee or by any officer of the Company under authority granted by a resolution of the Board of Directors or the Executive Committee.

ARTICLE VIII

MISCELLANEOUS

SECTION 1.  DIVIDENDS.  In accordance with the laws of the State of New York, the directors may declare dividends from time to time upon the capital stock of the Corporation, which shall be payable in cash, property or shares of the Corporation.

SECTION 2.  SEAL.  The directors shall provide a suitable corporate seal which shall read First Security Benefit Life Insurance and Annuity Company of New York and which words may be changed at any time by resolution of the Board of Directors and shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

SECTION 3.  FISCAL YEAR.  The fiscal year of the Corporation shall begin the first day of January and terminate on the last day of December of each year.

SECTION 4.  LOANS.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

SECTION 5.  NOTICE AND WAIVER OF NOTICE.  Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable, telex or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, or by transmitting via telecopy, telegram, cable, telex or similar means at such address or other routing information as appears on the books of the Corporation and such notice shall be deemed to have been given on the day of such deposit or transmission.

ARTICLE IX
INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.  INDEMNIFICATION.  (a)  The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the Corporation, being hereinafter referred to as an “Enterprise”),  and  including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the Corporation, or (ii) is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as  a result of or in connection with any Proceeding, except as provided in Subsection (b) below.

(b)           No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.  In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a director or officer of the Corporation, other than to enforce the terms of this Article IX, unless such Proceeding was authorized by the Board of Directors.  Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

(c)           Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the Corporation as soon as practicable.  The Corporation shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense.  In the event that the Corporation assumes the defense of any such Proceeding, legal counsel selected by the Corporation shall be reasonably acceptable to such person.  After such an assumption, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Corporation.  In the event that the Corporation participates in the defense of any such Proceeding, such person may select counsel to represent him in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

(d)  In making any determination regarding any person’s entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

(e) No payment of indemnification, advancement or allowance shall be made to any director or officer unless a notice has been filed with the New York Superintendent of Insurance not less than thirty days prior to such payment, specifying the payees, the amounts, the manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

SECTION 2.  ADVANCEMENT OF EXPENSES.  Except in the case of a Proceeding against a director, officer, or other person specifically approved by the Board of Directors, the Corporation shall, subject to Section 1 of this Article IX above, pay expenses actually and reasonably incurred by or on behalf of such a person in defending any Proceeding in advance of the final disposition of such Proceeding.  Such payments shall be made promptly upon receipt by the Corporation, from time to time, or of written demand by such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

SECTION 3.  RIGHTS NOT EXCLUSIVE.  The rights to indemnification and advancement of expenses granted by or pursuant to this Article IX (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter,  by-law, resolution of shareholders or directors or agreement, (ii) shall continue to exist after the repeal or modification of this Article IX with respect to events occurring prior thereto, and (iii) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person.  It is the intent of this Article IX to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, amounts paid in settlement, and expenses, including attorneys’ fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this Article IX shall not be limited by the absence of an express recital of such circumstances.

SECTION 4.  INDEMNIFICATION OF EMPLOYEES AND OTHERS.  The Corporation may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation or to any person serving at the request of the Corporation as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 5.  AUTHORIZATION OF CONTRACTS.  The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, employee or agent of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, of any other Enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law.  The failure to enter into any such agreement shall not affect or limit the rights of any such person under this Article IX.

SECTION 6.  INSURANCE.  The Corporation may purchase and maintain insurance to indemnify the Corporation and any person eligible to be indemnified under this Article IX within the limits permitted by law.

SECTION 7.  SEVERABILITY.  If any provision of this Article IX is determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby. (amended September 27, 2007)

ARTICLE X

INSURANCE

SECTION 1.  KINDS OF INSURANCE.  The Board of Directors shall determine the kinds of insurance and the nature of the risks to be covered pursuant to the provisions of the Charter.

SECTION 2.  CLASSIFICATION OF RISKS.  Subject to statutory requirements, the Board of Directors shall have authority to establish reasonable classifications within the respective kinds of insurance.

SECTION 3.  REINSURANCE.  The Corporation may contract for reinsurance on its own risks and may make or issue reinsurance contracts on the risks of others, in accordance with the provisions of the Charter.

ARTICLE XI

AMENDMENTS

SECTION 1.  BY SHAREHOLDERS.  These By-Laws may be amended at any shareholders’ meeting by vote of the shareholders holding a majority of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

SECTION 2.  BY DIRECTORS.  The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.